UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 16, 2022

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

811 Louisiana, Suite 2100

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	TRGP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 16, 2022, Lasso Acquiror LLC, a Delaware limited liability company (“Buyer”) and an indirect wholly-owned subsidiary of Targa Resources Corp., a Delaware corporation (NYSE: TRGP) (the “Company”), entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) by and among Buyer, Lucid Energy Group II Holdings, LLC, a Delaware limited liability company (“Seller”), and, for the purposes set forth therein, Lucid Energy Group II LLC, a Delaware limited liability company, pursuant to which Buyer will acquire all of the issued and outstanding interests of Lucid Energy Delaware, LLC, a Delaware limited liability company (“Lucid”), from the Seller (the “Lucid Acquisition”). The Company will pay $3.55 billion in cash (subject to certain adjustments as more particularly described in the Purchase and Sale Agreement) to Seller in connection with the Lucid Acquisition. The Company currently expects the Lucid Acquisition to close during the third quarter of 2022, subject to customary closing conditions, including regulatory approvals.

Lucid provides natural gas gathering, treating, and processing services in the Delaware Basin, including approximately 1,050 miles of natural gas pipelines and approximately 1.4 billion cubic feet per day of cryogenic natural gas processing capacity in service or under construction located primarily in Eddy and Lea counties of New Mexico.

The description of the Purchase and Sale Agreement set forth above in Item 1.01 is qualified in its entirety by the Purchase and Sale Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Certain statements in this Item 1.01 of Form 8-K are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this Form 8-K that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside the Company’s control, which could cause results to differ materially from those expected by management of the Company. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including a decline in the price and market demand for natural gas, natural gas liquids and crude oil, the impact of pandemics such as COVID-19, commodity price volatility due to ongoing conflict in Ukraine, actions by the Organization of the Petroleum Exporting Countries (“OPEC”) and non-OPEC oil producing countries, the timing and success of business development efforts, the completion of the Lucid Acquisition, which may not be completed on a timely basis or at all, expected benefits relating to the Lucid Acquisition and their impact on the Company’s results of operations, and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K, and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company does not undertake an obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 7.01	Regulation FD Disclosure.

On June 16, 2022, the Company issued a press release announcing the execution of the Purchase and Sale Agreement related to the Lucid Acquisition. A copy of the press release is attached hereto as Exhibit 99.1. The Company also posted a slide presentation related to the Lucid Acquisition to its website at https://www.targaresources.com/investors/events. A copy of the presentation is attached hereto as Exhibit 99.2

The information in Item 7.01 of this Current Report on Form 8-K and the attached Exhibit 99.1 and Exhibit 99.2 is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

2.1*	Purchase and Sale Agreement, dated as of June 16, 2022 by and among Lucid Energy Group II Holdings, LLC, Lasso Acquiror LLC and Lucid Energy Group II LLC.

99.1	Press release dated June 16, 2022, announcing the execution of the Purchase and Sale Agreement.

99.2	Investor presentation dated June 16, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES CORP.

Dated: June 17, 2022	By:	/s/ Jennifer R. Kneale
Jennifer R. Kneale
Chief Financial Officer